Exhibit 99.1B

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                        MORTGAGE LOAN PURCHASE AGREEMENT

     This Mortgage Loan Purchase Agreement (this "Agreement"), is dated and effective as of March 20, 1997, between ContiTrade Services L.L.C. as seller (the "Seller") and Morgan Stanley Capital I Inc. as purchaser (the "Purchaser").

     The Seller desires to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser desires to purchase, subject to the terms and conditions set forth below, the multifamily and commercial mortgage loans (the "Mortgage Loans") identified on the schedule annexed hereto as Exhibit A (the "Mortgage Loan Schedule").

     It is expected that the Mortgage Loans will be transferred, together with other multifamily and commercial mortgage loans (the "Other Loans") to a trust fund (the "Trust Fund") to be formed by the Purchaser, beneficial ownership of which will be evidenced by a series of mortgage pass-through certificates (the "Certificates"). Certain classes of the Certificates will be rated by Duff & Phelps Credit Rating Co. and/or Moody's Investors Service Inc. (together, the "Rating Agencies"). Certain classes of the Certificates (the "Registered Certificates") will be registered under the Securities Act of 1933, as amended (the "Securities Act"). The Trust Fund will be created and the Certificates will be issued pursuant to a pooling and servicing agreement to be dated as of March 1, 1997 (the "Pooling and Servicing Agreement"), among the Purchaser as depositor, the GMAC Commercial Mortgage Corporation as master servicer (in such capacity, the "Master Servicer") and as special servicer (in such capacity, the "Special Servicer"), LaSalle National Bank as trustee (the "Trustee") and ABN AMRO Bank N.V. as fiscal agent (the "Fiscal Agent"). Capitalized terms not otherwise defined herein, including without limitation in the Exhibits hereto, have the meanings assigned to them in the Pooling and Servicing Agreement.

     The Purchaser intends to sell the Registered Certificates to Morgan Stanley & Co. Incorporated (the "Underwriter") pursuant to an underwriting agreement dated the date hereof (the "Underwriting Agreement"), among the Purchaser and the Underwriter. The Purchaser intends to sell the remaining Certificates (the "Non-Registered Certificates") to the Underwriter pursuant to a certificate purchase agreement dated the date hereof (the "Certificate Purchase Agreement"), between the Purchaser and the Underwriter.

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, the parties agree as follows:

     SECTION 1. AGREEMENT TO PURCHASE.

     The Seller agrees to sell, assign, transfer and otherwise convey to the Purchaser, and the Purchaser agrees to purchase, the Mortgage Loans. The purchase and sale of the Mortgage Loans shall take place on March 26, 1997 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). As of the close of business on

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March 1, 1997 (the "Cut-off Date"), the Mortgage Loans will have an aggregate principal balance (the "Aggregate Cut-off Date Balance"), after application of all payments of principal due thereon on or before such date, whether or not received, of $220,440,403, subject to a variance of plus or minus 5.0%. The purchase price (the "Aggregate Purchase Price") for the Mortgage Loans shall be the dollar amount as set forth in that certain "Flow of Funds" dated as of March 20, 1997, which dollar amount was determined in conformity with the terms of that certain Letter of Understanding dated February 6, 1997 (the "Letter of Understanding"), among Morgan Stanley Mortgage Capital Inc., GMAC Commercial Mortgage Corporation and ContiFinancial. The Aggregate Purchase Price shall be paid to the Seller by wire transfer of immediately available funds.

     SECTION 2. CONVEYANCE OF MORTGAGE LOANS.

     (a) Effective as of the Closing Date, subject only to receipt by the Seller of the Aggregate Purchase Price for the Mortgage Loans referred to in Section 1 hereof, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all the right, title and interest of the Seller in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of such date, including all interest and principal received or receivable by the Seller on or with respect to the Mortgage Loans after the Cut-off Date, together with all of the Seller's right, title and interest in and to the proceeds of any related title, hazard, or other insurance policies and any escrow, reserve or other comparable accounts related to the Mortgage Loans. The Purchaser shall be entitled to (and, to the extent received by or on behalf of the Seller, the Seller shall deliver or cause to be delivered to or at the direction of the Purchaser or any subsequent owner of the related Mortgage Loans, including without limitation the Trustee) all scheduled payments of principal and interest due on the Mortgage Loans after the Cut-off Date, and all other recoveries of principal and interest collected thereon after the Cut-off Date. All scheduled payments of principal and interest due thereon on or before the Cut-off Date and collected after the Cut-off Date shall belong to the Seller.

     (b) In connection with the Seller's assignment pursuant to subsection (a) above, the Seller shall on or before the Closing Date deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee (with a copy to the Master Servicer) the Mortgage File (as described on Exhibit B hereto) for each Mortgage Loan so assigned. If the Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of any of the documents and/or instruments referred to in clauses (ii), (iv), (viii), (xi)(A) and (xii) of Exhibit B, with (if appropriate) evidence of recording or filing, as the case may be, thereon, solely because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, the delivery requirements of this Section 2(b) shall be deemed to have been satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Trustee on or before the Closing Date a copy of such document or instrument (without evidence of recording or filing thereon, but certified (which certificate

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may relate to multiple documents and/or instruments) by the Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be), and the Seller shall deliver to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original of such missing document or instrument (or a copy thereof) with (if appropriate) evidence of recording or filing, as the case may be, thereon. If the Seller cannot so deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (ix) of Exhibit B solely because such policy has not yet been issued, the delivery requirements of this Section 2(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File, provided that the Seller has delivered to the Trustee on or before the Closing Date a commitment for title insurance "marked-up" at the closing of such Mortgage Loan, and the Seller shall deliver to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee), promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition, notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related cross-collateralized Mortgage Loans only one original of any document referred to in Exhibit B covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan.

     (c) As to each Mortgage Loan, the Seller shall be responsible for all costs associated with the recording or filing, as the case may be, of each assignment referred to in clauses (iii) and (v) of Exhibit B and each UCC-2 and UCC-3, if any, referred to in clause (xi)(B) of Exhibit B; provided that the Seller shall not be responsible for actually recording or filing any such document or instrument. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall promptly prepare or cause the preparation of a substitute therefor or cure or cause the curing of such defect, as the case may be, and shall thereafter deliver the substitute or corrected document to or at the direction of the Purchaser (or any subsequent owner of the affected Mortgage Loan, including without limitation the Trustee) for recording or filing, as appropriate, at the Seller's expense.

     (d) All documents and records in the Seller's possession (or under its control) relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with Exhibit B (all such other documents and records, as to any Mortgage Loan, the "Servicing File"), together with all escrow payments, reserve funds and other comparable funds in the possession of the Seller (or under its control) with respect to the Mortgage Loans, shall (unless they are held by a sub-servicer that will, as of the Closing Date, act on behalf of the Master Servicer pursuant to a written agreement between such parties) be delivered by the Seller (or its agent) to the Purchaser (or its designee) no later than the Closing Date. If a sub-servicer will, as of the Closing Date, act on behalf of the Master Servicer with respect to any

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Mortgage Loan pursuant to a written agreement between such parties, the Seller shall deliver a copy of the related Servicing File to the Master Servicer.

     (e) The Seller's records will reflect the transfer of the Mortgage Loans to the Purchaser as a sale.

     SECTION 3. EXAMINATION OF MORTGAGE LOAN FILES AND DUE DILIGENCE REVIEW.

     The Seller shall reasonably cooperate with any examination of the Mortgage Files and Servicing Files and any other due diligence with respect to the Mortgage Loans that may be undertaken by or on behalf of the Purchaser. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the Mortgage Files and/or Servicing Files or any other due diligence with respect to the Mortgage Loans shall not affect the right of the Purchaser or any of its successors and assigns (including without limitation the Trustee) to pursue any remedy available in equity or at law for a breach of the Seller's representations, warranties and covenants set forth in or contemplated by Section 4.

     SECTION 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER.

     (a) The Seller hereby makes, as of the date hereof and as of the Closing Date (or as of such other date specifically provided in the particular representation or warranty), to and for the benefit of the Purchaser, and its successors and assigns (including without limitation the Trustee and the holders of the Certificates), each of the representations and warranties set forth in Exhibit C, with such changes or modifications as may be permitted or required by the Rating Agencies.

     (b) In addition, the Seller, as of the date hereof and as of the Closing Date, hereby represents and warrants to, and covenants with, the Purchaser that:

          (i) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

          (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, all requisite action by the Seller has been taken in connection therewith, and (assuming the due authorization, execution and delivery hereof by the Purchaser) this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be

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     limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

          (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with Seller's sale of the Mortgage Loans to the Purchaser, (2) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (3) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

          (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's organizational documents, (B) any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or which may be applicable to the Seller or any of its assets, or (C) any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets.

          (v) Any financial statements delivered by the Seller to the Purchaser fairly present the pertinent results of operations and changes in financial position for each of the periods covered thereby and the financial position at the end of each such period of the Seller (or, if applicable, of the Seller, its parent and any other affiliates covered thereby on a consolidated basis) and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

          (vi) There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the most recent financial statements of the Seller (or, if applicable, of the Seller, its parent and any other affiliates covered thereby on a consolidated basis) delivered to the Purchaser that could have a material and adverse effect on the ability of the Seller to perform its obligations under this Agreement.

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          (vii) Any financial statements delivered by the Guarantor (as defined in Section 8) to the Purchaser fairly present the pertinent results of operations and changes in financial position for each of the periods covered thereby and the financial position at the end of each such period of the Guarantor (or, if applicable, of the Guarantor, its parent and any other affiliates covered thereby on a consolidated basis) and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto.

          (viii) There has been no change in the business, operations, financial condition, properties or assets of the Guarantor since the date of the most recent financial statements of the Guarantor (or, if applicable, of the Guarantor, its parent and any other affiliates covered thereby on a consolidated basis) delivered to the Purchaser that could have a material and adverse effect on the ability of the Guarantor to perform its obligations under the Guaranty Agreement (as defined in Section 8).

          (ix) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or to have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

          (x) No certificate, statement, report or other information furnished in writing by the Seller to the Purchaser, any affiliate of the Purchaser or a Rating Agency for use in connection with the purchase of the Mortgage Loans and the transactions contemplated hereunder contains any untrue statement of a material fact or omits to state a material fact necessary to make the certificate, statement, report or other information not misleading.

          (xi) The Seller has not dealt with any broker, investment banker, agent or other person, except for the Purchaser, the Underwriter or any of their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

          (xii) The transfer of the Mortgage Loans to the Purchaser on the Closing Date will be treated by the Seller for financial accounting and reporting purposes as a sale of assets.

          (xiii) The transfer, assignment and conveyance of the Mortgage Loans by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any relevant jurisdiction, except such as may have been complied with.

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          (xiv) Insofar as it relates to the Mortgage Loans, the related
     Mortgaged Properties and/or the related Mortgagors, the information set forth on the Master Tape (as defined in Section 9) is true and correct in all material respects.

          (xv) The Seller's Information (as defined in Section 9 below) does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading.

          (xvi) The Seller does not believe, nor does it have any reason to believe, that it cannot perform in all material respects each and every covenant on its part in this Agreement.

     (c) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties made pursuant to and set forth in subsection (b) above which materially and adversely affects the interests of the Purchaser or a breach of any of the representations and warranties made pursuant to subsection
(a) above and set forth in Exhibit C which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Purchaser or its successors and assigns (including without limitation the Trustee and the holders of the Certificates), the party discovering such breach shall give prompt written notice to the other party hereto.

     SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

     (a) The Purchaser, as of the date hereof and as of the Closing Date, hereby represents and warrants to, and covenants with, the Seller that:

          (i) The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

          (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

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          (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court, is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby, which has not been obtained or made by the Purchaser.

          (iv) The execution, delivery and performance of this Agreement by the Purchaser will not violate the Purchaser's articles of incorporation or by-laws or constitute a default under, or result in a breach of, any material agreement or instrument to which the Purchaser is a party or which may be applicable to the Purchaser or its assets.

          (v) The Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, rule, writ, injunction, or any order or decree of any court, or any order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

          (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, or the execution, delivery or enforceability of this Agreement or to have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

          (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, except for the Seller, the Underwriter or any of their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the consummation of any of the other transactions contemplated hereby.

          (viii) The Purchaser does not believe, nor does it have any reason to believe, that it cannot perform in all material respects each and every covenant on its part in this Agreement.

     (b) Upon discovery by any of the parties hereto of a breach of any of the representations and warranties set forth above which materially and adversely affects the interests of the Seller, the party discovering such breach shall give prompt written notice to the other party hereto.

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     SECTION 6. REMEDIES FOR BREACH OF REPRESENTATION

     (a) The Seller acknowledges that the Purchaser will make for the benefit of the holders of the Certificates, whether directly or by way of assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit C hereto.

     (b) If any document required to be delivered to the Trustee pursuant to
Section 2 is not delivered as and when required, contains information that does not conform to the corresponding information in the Mortgage Loan Schedule, is not properly executed or is defective on its face (any such omission, nonconformity or other defect, a "Document Defect"), or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit C hereto, and in either case such Document Defect or breach materially and adversely affects the interests of the holders of the Certificates (a "Material Document Defect" and a "Material Breach", respectively), the party discovering such Material Document Defect or Material Breach shall (or is required by the terms of the Pooling and Servicing Agreement to) promptly notify the other parties, and the Seller shall be required to cure such Material Document Defect or Material Breach in all material respects within the applicable Permitted Cure Period. If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the applicable Permitted Cure Period, the Seller shall, not later than the last day of such Permitted Cure Period, (i) repurchase the affected Mortgage Loan from the Purchaser or its assignee at the applicable Purchase Price (as defined in the Pooling and Servicing Agreement), or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860(a)(4)(B) (ii) of the Internal Revenue Code of 1986 (the "Code") and Treasury Regulation Section 1.860G-2(f), at its option, replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan (as defined in the Pooling and Servicing Agreement) and pay any corresponding Substitution Shortfall Amount (also as defined in the Pooling and Servicing Agreement). The Seller agrees that any such repurchase or substitution shall be completed in accordance with and subject to the terms and conditions of the Pooling and Servicing Agreement.

     For purposes of the foregoing, and subject to the following paragraph, the "Permitted Cure Period" applicable to any Material Document Defect or Material Breach in respect of any Mortgage Loan shall be the 90-day period immediately following the earlier of the discovery by the Seller or receipt by the Seller of notice of such Material Document Defect or Material Breach, as the case may be; provided that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, but it is reasonably likely that such Material Document Defect or Material Breach, as the case may be, could be corrected or cured within 180 days of the earlier of discovery by the Seller and receipt by the Seller of notice of such Material Document Defect or Material Breach, as the case may be, and the Seller is diligently attempting to effect

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such correction or cure, then the applicable Permitted Cure Period shall, with the consent of the Purchaser or its assignee (which consent shall not be unreasonably withheld), be extended for an additional 90 days.

     Notwithstanding the preceding provisions of this Section 6(b), if any Material Document Defect or Material Breach would cause any Mortgage Loan to be other than a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, then any cure of such Material Document Defect or Material Breach, as the case may be, as contemplated above must be completed within 90 days of the Closing Date, and any repurchase or substitution of such Mortgage Loan as contemplated above must occur within 90 days of the initial discovery of such Material Document Defect or Material Breach, as the case may be, by any of the Seller, the Purchaser, the Trustee, the Master Servicer, the Special Servicer or the Fiscal Agent.

     The obligations of the Seller set forth in this Section 6(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation, warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit C).

     (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give prompt notice to the Seller of its discovery of any Material Document Defect or Material Breach .

     (d) If the Seller repurchases or replaces any Mortgage Loan pursuant to this Section 6, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor (or, in the case of a substitution, following receipt by the Trustee of the Mortgage File for the Qualifying Substitute Mortgage Loan and any corresponding Substitution Shortfall Amount), promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to the Mortgage Loan that is being repurchased or replaced, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner.

     SECTION 7. CLOSING.

     The closing of the sale of the Mortgage Loans (the "Closing") shall be held at the offices of Sidley & Austin, 875 Third Avenue, New York, New York 10022 at 10:00 a.m., New York City time, on the Closing Date.

     The Closing shall be subject to each of the following conditions:

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     (i)   All of the representations and warranties of the Seller specified herein shall be true and correct as of the Closing Date, and the Aggregate Cutoff Date Balance shall be within the range permitted by
           Section 1 of this Agreement;

     (ii) All documents specified in Section 8 of this Agreement (the "Closing Documents"), in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

     (iii) The Seller shall have delivered and released to the Trustee the Purchaser or the Purchaser's designee, as the case may be, all documents and funds required to be so delivered pursuant to Section 2 hereof;

     (iv) The result of any examination of the Mortgage Files and Servicing Files performed by or on behalf of the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its sole determination;

     (v) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

     (vi) The Seller shall have paid or agreed to pay all fees, costs and expenses payable by it to the Purchaser pursuant to this Agreement; and

     (vii) Neither the Underwriting Agreement nor the Certificate Purchase Agreement shall have been terminated in accordance with its terms.

     Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

     SECTION 8. CLOSING DOCUMENTS.

     The Closing Documents shall consist of the following:

     (i) This Agreement duly executed and delivered by the Purchaser and the Seller;

     (ii) An Officer's Certificate substantially in the form of Exhibit D-1 hereto, executed by the Secretary or an assistant secretary of the Seller, and dated the Closing Date, and upon which the Purchaser and the Underwriter may rely, attaching thereto as exhibits the organizational documents of the Seller;

     (iii) A certificate of good standing regarding the Seller from the Secretary of State for the State of Delaware, dated not earlier than 30 days prior to the Closing Date;

     (iv) A certificate of the Seller substantially in the form of Exhibit D-2 hereto, executed by an executive officer or authorized signatory of the Seller and dated the Closing Date, and upon which the Purchaser and the Underwriter may rely;

     (v) A written opinion of counsel for the Seller, substantially in the form of Exhibit D-3 hereto and subject to such reasonable assumptions and qualifications as may be requested by counsel for the Seller and acceptable to counsel for the Purchaser, dated the Closing Date and addressed to the Purchaser and the Underwriter;

     (vi) Any other opinions of counsel for the Seller required by the Rating Agencies in connection with the issuance of the Certificates, each of which shall include the Purchaser and the Underwriter as an addressee; and

     (vii) A letter or letters from Deloitte & Touche, L.L.P., certified public accountants, dated the dates of the Prospectus Supplement and the Memorandum (each as defined in Section 9), to the effect that they have performed certain specified procedures as a result of which they have determined that certain information of an accounting, financial or statistical nature set forth in the Prospectus Supplement and the Memorandum under the captions "Summary-- The Mortgage Pool," "Description of the Mortgage Pool" and "Risk Factors-- The Mortgage Loans" agrees with the records of the Seller;

     (viii) A guaranty agreement substantially in the form Exhibit E hereto (the "Guaranty Agreement") duly executed and delivered by ContiFinancial Corporation (the "Guarantor") in favor of the Purchaser and the other beneficiaries referred to therein; and

     (ix) Such further certificates, opinions and documents as the Purchaser may reasonably request.

     SECTION 9. INDEMNIFICATION.

     (a) The Seller shall indemnify and hold harmless the Purchaser, its respective officers and directors, and each person, if any, who controls the Purchaser within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including without limitation as a result of the Purchaser's indemnification of the Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (A) the Prospectus (including without limitation the diskette delivered therewith), the Memorandum (including without limitation the diskette delivered therewith), any Computational Materials or ABS Term Sheets with respect to the Registered Certificates, or any revision or amendment of any of the foregoing or supplement to any of the foregoing, (B) any items similar to Computational Materials and ABS Term Sheets forwarded to prospective investors in the Non-Registered Certificates, or (C) any other summaries, reports, documents and written and electronic materials and all other information furnished or made available by the Seller for review by prospective investors in the Certificates, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; but only if and to the extent that any such untrue statement or alleged untrue statement or omission or alleged omission is with respect to, or results from an untrue statement or omission with respect to, information regarding the Mortgage Loans, the related Mortgagors, the related Mortgaged Properties or the Seller, that is contained in the Master Tape or in any of the items described in clauses (i) (A), (i) (B) and/or (i) (C) above (any and all such information, the "Seller's Information"); provided that the indemnification provided by this Section 9 shall not apply to the extent that such untrue statement or omission was made solely as a result of an error in the manipulation of, or in any calculations based upon, any true and accurate loan-by-loan statistical information regarding the Mortgage Loans or was made solely as a result of an error in aggregating any true and accurate statistical information regarding the Mortgage Loans with any statistical information regarding the Other Loans. It is hereby acknowledged and agreed that the Seller's information includes, but is not limited to, all such information set forth in Appendix I and Appendix II to the Prospectus Supplement and set forth in the Prospectus Supplement and the Memorandum under the headings "Summary -- The Mortgage Pool", "Risk Factors -- The Mortgage Loans" and "Description of the Mortgage Pool" and, to the extent based upon the characteristics of the Mortgage Loans, under the headings "Maturity Considerations" and "Yield Considerations." This indemnity agreement will be in addition to any liability which the Seller may otherwise have.

     For purposes of the foregoing, "Prospectus" shall mean the prospectus dated March 20, as supplemented by the prospectus supplement dated March 20, 1997 (the

"Prospectus Supplement"), relating to the Registered Certificates; "Memorandum" shall mean the private placement memorandum dated March 20, 1997, relating to the NonRegistered Certificates; "Computational Materials" shall have the meaning assigned thereto in the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the "Kidder Letters"); "ABS Term Sheets" shall have the meaning assigned thereto in the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder Letters, the "No-Action Letters"); and "Master Tape" shall mean the portion, regarding the Mortgage Loans, the related Mortgagors and the related Mortgaged Properties, of the compilation of information and data regarding the Mortgage Loans and the Other Loans covered by the Agreed Upon Procedures Letters dated March 20, 1997 and rendered by Deloitte & Touche, L.L.P. (a "hard copy" of which Master Tape was initialed on behalf of the Seller and the Purchaser).

     (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person that may seek indemnity pursuant to Section 9
(a) above, such person (the "indemnified party") shall notify the Seller as the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or
(iii) the indemnifying party shall have failed to designate within a reasonable period of time counsel reasonably satisfactory to the indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there shall be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

     (c) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Seller on the one hand and the Purchaser and the Underwriter on the other from the sale of the Mortgage Loans and the offering of the Certificates (to the extent such are backed by the Mortgage Loans) or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only such relative benefits referred to in clause (i) but also the relative fault of the Seller on the one hand and the Purchaser and the Underwriter on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits of the Purchaser and the Underwriter on the one hand and the Seller on the other shall be deemed to be in such proportion as the (i) total proceeds from the sale of the Mortgage Loans and the offering of the Certificates (before deducting expenses) received by the Seller bear to (ii) the total underwriting discounts and commissions received by the Underwriter from time to time in negotiated sales of the Certificates (to the extent the Certificates are backed by the Mortgage Loans). The relative fault of the Seller on the one hand and of the Purchaser and the Underwriter on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Seller or by the Purchaser or the Underwriter, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (d) The parties hereto agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method or allocation that does not take account of the equitable considerations referred to in subsection (c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal fees and disbursements or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such claim, except where the indemnified party is required to bear such expenses, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnified party will ultimately be obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

     (e) The indemnity and contribution agreements contained in this Section 9 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser, any of its directors or officers, or any person controlling the Purchaser, and (iii) acceptances of and payment for any of the Mortgage Loans.

     SECTION 10. COSTS.

     Costs relating to the transactions contemplated hereby shall be borne by the parties hereto or their respective affiliates in accordance with the Letter of Understanding.

     SECTION 11. NOTICES.

     All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered to or mailed, by registered mail, postage prepaid, by overnight mail or courier service, or transmitted by facsimile and confirmed by a similar mailed writing, if to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York, Attention: Russell Rahbany, facsimile no. (212) 761-0524, with a copy to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York, Attention:
Gregory Walker, Esq., facsimile no. (212) 761-8915, or such other address or facsimile number as may hereafter be furnished to the Seller in writing by the Purchaser; and if to the Seller, addressed to ContiTrade Services L.L.C. at 277 Park Avenue, 38th Floor, New York, New York 10172, Attention: Chief Counsel, facsimile no. (212) 207- 2935 or to such other address or facsimile number as the Seller may designate in writing to the Purchaser.

     SECTION 12. THIRD PARTY BENEFICIARIES.

     Each of the officers, directors and controlling persons referred to in
Section 9 hereof is an intended third party beneficiary of the covenants and indemnities of the Seller set forth in Section 9 of this Agreement. It is acknowledged and agreed that such representations, warranties, covenants and indemnities may be enforced by or on behalf of any such person or entity against the Seller to the same extent as if it was a party hereto.

     SECTION 13. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

     All representations, warranties and agreements contained in this Agreement, incorporated herein by reference or contained in the certificates of officers of the Seller submitted pursuant hereto, shall remain operative and in full force and effect and shall survive delivery of the Mortgage Loans by the Seller to the Purchaser or its designee.

     SECTION 14. SEVERABILITY OF PROVISIONS.

     Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any particular jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

     SECTION 15. COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     SECTION 16. GOVERNING LAW.

     THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.


     SECTION 17. FURTHER ASSURANCES.

     The Seller and the Purchaser agree to execute and deliver such instruments and take such further actions as the other party may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

     SECTION 18. SUCCESSORS AND ASSIGNS.

     The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to all or substantially all of the business of the Seller, shall be the successor to the Seller hereunder. The Purchaser has the right to assign its interest under this Agreement, in whole or in part, as may be required to effect the purposes of the Pooling and Servicing Agreement, and the assignee shall, to the extent of such assignment, succeed to the rights and obligations hereunder of the Purchaser. In addition, any person into which the Purchaser may be merged or consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Purchaser is a party, or any person succeeding to all or substantially all of the business of the Purchaser, shall be the successor to the Purchaser hereunder. Subject to the foregoing, this Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser, and their permitted successors and assigns, and the indemnified parties referred to in Section 9.

     SECTION 19. AMENDMENTS.

     No term or provision of this Agreement may be amended, waived, modified or in any way altered, unless such amendment, waiver, modification or alteration is in writing and signed by a duly authorized officer of the party against whom such amendment, waiver, modification or alteration is sought to be enforced.

     SECTION 20. WAIVER OF TRIAL BY JURY.

     THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                            [signatures on next page]

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective duly authorized officers and/or representatives as of the date first above written.

                                        CONTITRADE SERVICES L.L.C.



                                        By:  /s/ Susan E. O'Donovan
                                             ----------------------------
                                             Name:  Susan E. O'Donovan
                                             Title: Authorized Signatory



                                        By: /s/ Susan C. Valenti
                                            -----------------------------
                                            Name:  Susan C. Valenti
                                            Title: Authorized Signatory

                                        MORGAN STANLEY CAPITAL I INC.



                                        By: /s/ Russell A. Rahbany
                                            -----------------------------
                                            Name:  Russell A. Rahbany
                                            Title: Vice President

        EXHIBIT A
        Mortgage Loan Schedule
        ContiTrade Services L.L.C.

                                                                               Original     Cut-off       Note        Maturity
ID Street Address                       City               State     Zip Code  Balance      Balance       Date        Date
================================================================================================================================
    1    442 Hampton Street             Stockton           CA         95204   $2,524,000    $2,518,939    12/30/96    1/1/07
    2    2490 Court Street              Redding            CA         96001    2,121,000     2,116,747    12/30/96    1/1/07
    3    2500 Country Drive             Fremont            CA         94536    2,035,000     2,030,920    12/30/96    1/1/07
    4    2600 Stockton Boulevard        Sacramento         CA         95817    2,442,000     2,437,104    12/30/96    1/1/07
    5    1130 Monaco Court              Stockton           CA         95207    3,531,000     3,523,920    12/30/96    1/1/07
    6    1400 Celeste Drive             Modesto            CA         95355    3,923,000     3,915,134    12/30/96    1/1/07
    7    4635 Georgetown Road           Stockton           CA         95207      556,000       554,903    12/30/96    1/1/07
    8    6600 Eucalyptus Drive          Bakersfield        CA         93306    1,901,000     1,897,251    12/30/96    1/1/07
   12    Various                        Various            Various  Various   13,400,000    13,361,851    11/14/96   12/1/16
   12A   626 Watervliet Shaker Road     Latham             NY         12110
   12B   1404 Long Pond Road            Rochester          NY         14626
   12C   505 Clubhouse Road             Vestal             NY         13850
   164   09 W.Glenoaks Boulevard        Glendale           CA         91202    2,332,500     2,329,306     1/31/97    2/1/12
   17    201 Allen Avenue               Glendale           CA         91201    1,567,500     1,565,354     1/31/97    2/1/12
   18    12220 Foothill Boulevard       Sylmar             CA         91342    5,520,000     5,512,441     1/31/97    2/1/12
   19    316 South Westlake Avenue      Los Angeles        CA         90057    2,062,500     2,059,676     1/31/97    2/1/12
   22    Various                        Various            Various  Various   10,630,000    10,599,737    11/14/96   12/1/16
   22A   245 Bassett Road               Williamsville      NY         14221
   22B   111 St.Gregory Court           Williamsville      NY         14221
   23    1640 Lincoln Avenue            Vineland           NJ         08360   10,000,000     9,979,950    12/31/96    1/1/07
   32    46505 South Main Street        Rockford           IL         61102    8,250,000     8,225,570     9/16/96   10/1/01
   49    1400 Folson Street             San Francisco      CA         94103    6,800,000     6,800,000     2/17/97    3/1/07
   50    2817 Albany Post Road          Montgomery         NY         12549    6,800,000     6,767,936     8/29/96    9/1/06
   52    431 Beach 20th Street          Far Rockaway       NY         11691    6,450,000     6,439,151    12/26/96    1/1/12
   54    7510 E. Concord Blvd.          Inver Grove Hgts.  MN         55075    6,350,000     6,331,767     9/16/96   10/1/03
   55    4600 East 26th Street          Sioux Falls        SD         57103    1,350,000     1,346,159     9/24/96   10/1/03
   56    4101 South Western Avenue      Sioux Falls        SD         57105    2,100,000     2,094,026     9/24/96   10/1/03
   57    401 Paramount Place            Sioux Falls        SD         57104    1,750,000     1,745,021     9/24/96   10/1/03
   58    1807 Richard Place             Sioux Falls        SD         57103    1,000,000       998,306    11/22/96  12/01/03
   60    8069 Scyene Circle             Dallas             TX         75227    6,000,000     5,980,490     10/2/96   11/1/06
   64    Highway 67 South               Poplar Bluff       MO         63901    5,475,000     5,456,821    10/25/96   11/1/06
   74    5775 Country View Trail        Lakeville          MN         55024    4,500,000     4,480,388      9/4/96   10/1/06
   76    160 John Street                Brooklyn           NY         11201    4,400,000     4,383,493     9/20/96   10/1/06
   84    4455 117th Street              Hawthorne          CA         90250    3,800,000     3,800,000     2/14/97    1/1/06
   87    1301 Huguenot Road             Midlothian         VA         23113    3,450,000     3,436,693    11/19/96   12/1/16
   95    601 DeKalb Industrial Parkway  Atlanta            GA         30033      379,500       379,000      1/8/97    2/l/17
   96    5410 Hawkinsville Road         Macon              GA         31206      192,000       191,747      1/8/97    2/1/17
   97    3434 Michael Blvd.             Mobile             AL         36609      618,000       617,186      1/8/97    2/1/17
   98    2906 Halls Road                Mobile             AL         36606      360,000       359,526      1/8/97    2/1/17
   99    4141 Troy Highway              Montgomery         AL         36116      316,500       316,083      1/8/97    2/1/17
  100    9380 Mansfield Road            Shreveport         LA         71118      366,500       366,017      1/8/97    2/1/17
  101    505 South McClintock Drive     Tempe              AZ         85281      387,000       386,490      1/8/97    2/1/17
  102    1910 West Prince Road          Tucson             AZ         85705      345,000       344,546      1/8/97    2/1/17
  103    10108 Greenbelt Road           Lanham             MD         20706    2,900,000     2,891,556     12/9/96    1/1/07
  106    429 West Ohio Street           Chicago            IL         60610    2,800,000     2,784,540     10/8/96   11/1/16
  108    2775 Northhaven Road           Dallas             TX         75229    2,700,000     2,690,358    10/28/96   11/1/14
  109    875 W. San Mateo Road          Sante Fe           NM         87501    2,525,000     2,518,604     11/5/96   12/1/06
  112    2310 Via Tercero               San Ysidro         CA         92173    2,400,000     2,390,409     9/17/96   10/1/06



                                                       Next
      Loan   Rem.   Loan                              Change                Monthly       Serv.    Payment
      Term   Term   Type  Cap  Floor   Margin   Index  Date       Rate        P&l         Fee      Due Date
     ==============================================================================================================
       120   118   Fixed                                        9.12500%   21,397.78     13.6    First day of month
       120   118   Fixed                                        9.12500%   17,981.26     13.6    First day of month
       120   118   Fixed                                        9.12500%   17,252.17     13.6    First day of month
       120   118   Fixed                                        9.12500%   20,702.61     13.6    First day of month
       120   118   Fixed                                        9.12500%   29,934.85     13.6    First day of month
       120   118   Fixed                                        9.12500%   33,258.12     13.6    First day of month
       120   118   Fixed                                        9.25000%    4,761.48     13.6    First day of month
       120   118   Fixed                                        9.25000%   16,279.82     13.6    First day of month
       240   237   Fixed                                        8.67000%  109,439.86     13.6    First day of month


       180   179   Fixed                                        9.25000%   19,975.11     13.6    First day of month
       180   179   Fixed                                        9.25000%   13,423.79     13.6    First day of month
       180   179   Fixed                                        9.25000%   47,272.28     13.6    First day of month
       180   179   Fixed                                        9.25000%   17,662.88     13.6    First day of month
       240   237   Fixed                                        8.67000%   86,816.84     13.6    First day of month


       120   118   Fixed                                        9.12500%   84,777.27     13.6    First day of month
        60    55   Fixed                                        8.68000%   64,490.76     18.6    First day of month
       120   120   Fixed                                        9.25000%   58,233.97     18.6    First day of month
       120   114   Fixed                                        9.87500%   61,193.47     13.6    First day of month
       180   178   Fixed                                        9.37500%   55,794.00     13.6    First day of month
        84    79   Fixed                                        8.83000%   50,318.73     18.6    First day of month
        84    79   Fixed                                        8.87500%   10,741.21     18.6    First day of month
        84    79   Fixed                                        8.87500%   16,708.54     18.6    First day of month
        84    79   Fixed                                        8.87500%   13,923.79     18.6    First day of month
        84    81   Fixed                                        8.87500%    7,956.45     18.6    First day of month
       120   116   Fixed                                        9.62500%   52,944.09     13.6    First day of month
       120   116   Fixed                                        9.50000%   47,834.89     18.6    First day of month
       120   115   Fixed                                        9.23000%   38,475.10     18.6    First day of month
       120   115   Fixed                                       10.12500%   40,371.20     18.6    First day of month
       106   106   Fixed                                        8.75000%   37,979.05     13.6    First day of month
       240   237   Fixed                                       10.25000%   33,866.70     18.6    First day of month
       240   239   Fixed                                       10.00000%    3,662.26     18.6    First day of month
       240   239   Fixed                                       l0.00000%    1,852.84     18.6    First day of month
       240   239   Fixed                                       10.00000%    5,963.83     18.6    First day of month
       240   239   Fixed                                       l0.00000%    3,474.08     18.6    First day of month
       240   239   Fixed                                       l0.00000%    3,054.29     18.6    First day of month
       240   239   Fixed                                       l0.00000%    3,536.80     18.6    First day of month
       240   239   Fixed                                       l0.00000%    3,734.63     18.6    First day of month
       240   239   Fixed                                       10.00000%    3,329.32     18.6    First day of month
       120   118   Fixed                                        9.25000%   26,560.14     18.6    First day of month
       240   236   Fixed                                        9.73000%   26,521.64     13.6    First day of month
       216   212   Fixcd                                        9.06250%   22,773.97     18.6    First day of month
       120   117   Fixed                                        9.37500%   21,841.84     18.6    First day of month
       120   115   Fixed                                        9.75000%   21,387.30     18.6    First day of month

EXHIBIT A
Mortgage Loan Schedule
ContiTrade Services L.L.C.

                                                                               Original     Cut-off       Note        Maturity
ID Street Address                       City               State     Zip Code  Balance      Balance       Date        Date
================================================================================================================================
115 1021 Hopper Avenue                  Santa Rosa            CA     95403     2,350,000     2,340,450     10/1/96    10/1/03
116 150 Malin Drive                     Wytheville            VA     24382     2,350,000     2,340,333    11/19/96    12/1/16
117 30 Park Lane East                   New Milford           CT     06776     2,300,000     2,296,923     1/10/97     2/1/07
118 9705 South Padre Island Drive       Corpus Chnsti         TX     78418     2,170,000     2,162,944     10/9/96    11/1/06
119 3200 Bernard Street                 Bakersfield           CA     93306     2,175,000     2,161,876    10/10/96     3/1/16
120 7225 South Hulen Street             Fort Worth            TX     76133     2,281,590     2,058,811     12/1/93    12/1/03
126 6742 Westminster Boulevard          Westminster           CA     92683     1,820,000     1,817,397      1/7/97     2/1/17
127 939 Allegheny Court                 Richardson            TX     75080     1,800,000     1,797,262     1/17/97     2/1/12
128 4490 E. Lake Mead Boulevard         Las Vegas             NV     89115     1,750,000     1,732,899     10/9/96    11/1/11
130 25 South Quaker Lane                Alexandria            VA     22304     1,710,000     1,707,183    12/18/96     1/1/04
132 2633 West Shaw Avenue               Fresno                CA     93711     1,600,000     1,593,552     9/18/96    10/1/03
133 4515 S. Congress & l34 Sherato      Austin                TX     78745     1,530,000     1,527,317     12/5/96     1/1/04
135 2855 Fort Worth Avenue              Dallas                TX     75211     1,500,000     1,495,123    10/30/96    11/1/06
136 36 N. Sycamore Ave.                 Pasadena              CA     91107     1,700,000     1,476,371      9/1/93     9/1/03
139 1190 N. Gloster Street              Tupelo                MS     38801     1,400,000     1,394,241    11/21/96    12/1/16
142 17324 South Broadway                Carson                CA     90248     1,300,000     1,297,813    12/23/96     1/1/04
145 1351 South Eastside Loop            Tucson                AZ     85710     1,225,000     1,222,940     12/4/96     1/1/07
149 382 W. Harden Street                Burlington            NC     27215     1,000,000       995,615     1/17/96    12/1/16
152 972 W. Atherton Drive               Taylorsville          UT     84123       950,000       949,204     1/15/97     2/1/07
153 6805 North 27th Avenue              Phoenix               AZ     85017       900,000       900,000     2/13/97     3/1/07
154 2151 South Shaver Street            Pasadena              TX     77502       775,000       772,911    11/27/96    12/1/06
155 230 South 500 West                  Salt Lake City        UT     84101       760,000       758,154    11/11/96    12/1/06
157 2111 Holly Hall                     Houston               TX     77054    15,423,406    15,125,403     9/16/94    10/1/04
158 6201 West Olive Avenue              Glendale              AZ     85302    14,511,141    14,230,839      9/9/94    10/1/04
159 50140 North Benny Court             Chesterfield Township MI     48047     7,450,000     7,359,724     7/20/95     8/1/02
                                                                               Total      $220,440,403

                                                             Next
      Loan   Rem. Loan                                      Change                Monthly       Serv.    Payment
      Term   Term Type       Cap     Floor   Margin Index    Date       Rate        P&l         Fee      Due Date
     ====================================================================================================================
       84     79 Fixed                                                   9.65000%   20,777.44   18.6   First day of month
      240    237 Fixcd                                                   9.75000%   22,290.15   18.6   First day of month
      120    119 Fixed                                                   9.62500%   20,295.23   13.6   First day of month
      120    116 Fixed                                                   9.62500%   19,148.11   18.6   First day of month
      232    228 Fixed                                                   9.62500%   20,687.00   18.6   First day of month
      120     81 Fixed                                                   9.00000%   17,277.46   18.6   Last  day of month
      240    239 Fixed                                                   9.36000%   16,798.75   18.6   First day of month
      180    179 Fixed                                                   8.87500%   16,050.65   18.6   First day of month
      180    176 Fixed                                                  10.00000%   18,805.59   18.6   First day of month
       84     82 Fixed                                                   9.50000%   14,940.21   18.6   First day of month
       84     79 Fixed                                                   9.70000%   14,202.23   18.6   First day of month
       84     82 Fixed                                                   9.12500%   12,970.92   18.6   First day of month
      120    116 Fixed                                                   9.62500%   13,236.02   18.6   First day of month
      120     78 Fixed                                                   9.00000%   12,389.65   18.6   Last  day of month
      240    237 Fixed                                                   9.75000%   13,279.24   18.6   First day of month
       84     82 Fixed                                                   9.37500%   11,245.30   18.6   First day of month
      120    118 Fixed                                                   9.37500%   10,596.54   18.6   First day of month
      240    237 Fixed                                                   9.25000%    9,158.67   18.6   First day of month
      120    119 Fixed                                                   9.37500%    8,217.72   18.6   First day of month
      120    120 Fixed                                                   8.87500%    7,475.88   18.6   First day of month
      120    117 Fixed                                                   9.00000%    6,503.77   18.6   First day of month
      120    117 Fixed                                                   9.62500%    6,706.25   18.6   First day of month
      120     91 Adjustable  11.7500 6.0000  2.7500 LIBOR-6mo  4/1/97    8.53125%  118,932.94   13.6   First day of month
      120     91 Adjustable  11.7500 6.0000  2.7500 LIBOR-6mo  4/1/97    8.53125%  111,898.29   13.6   First day of month
       84     65 Adjustable  13.7500 8.5000  2.7500 LIBOR-6mo  7/1/97    8.50000%   57,292.86   13.6   First day of month

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

     The Mortgage Loan Schedule shall set forth, among other things, the following information with respect to each Mortgage Loan:

     (i)    the loan number;

     (ii) the street address (including city, state and zip code) of the related Mortgaged Property;

     (iii)  the date of the Mortgage Note;

     (iv) the Mortgage Rate in effect as of the Cut-off Date and whether such Mortgage Loan has an adjustable Mortgage Rate;

     (v)    the original principal balance;

     (vi)   the Cut-off Date Balance;

     (vii) the (A) remaining term to stated maturity and (B) Stated Maturity Date; and

     (viii) the Due Date;

     (ix) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date (exclusive of any component thereof that is contingent on net cash flow from the related Mortgaged Property);

     (x) if such Mortgage Loan has an adjustable Mortgage Rate, the (A) Index, (B) Gross Margin, (C) first Mortgage Rate adjustment date following the Cut-off Date and the frequency of Mortgage Rate adjustments, (D) limitations, if any, on periodic adjustments to Mortgage Rate, (E) maximum and minimum lifetime Mortgage Rate, if any, (F) the first Monthly Payment adjustment date following the Cut-off Date and the frequency of Monthly Payment adjustments; and

     (xi)   the Master Servicing Fee Rate.

     The Mortgage Loan Schedule shall also set forth the Aggregate Cut-off Date Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

                                    EXHIBIT B

                                THE MORTGAGE FILE

     The "Mortgage File" for any Mortgage Loan shall, subject to Section 2(b), collectively consist of the following documents:

     (i) the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, either in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 1997 - C1, without recourse";

     (ii) the original or a copy of the related Mortgage and, if applicable, the originals or copies of any intervening assignments of such Mortgage showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon;

     (iii) an original assignment of the related Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity);

     (iv) the original or a copy of the related Assignment of Leases (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments of such Assignment of Leases showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

     (v) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (iii) above;

     (vi) an original or copy of any related security agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments of such security agreement showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any;

     (vii) an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan provided that such an omnibus assignment would be effective under applicable law;

     (viii) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon (if appropriate), in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been modified or the Mortgage Loan has been assumed;

     (ix) the original or a copy of the lender's title insurance policy issued in connection with the origination of the Mortgage Loan, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

     (x) the original or a copy of any guaranty of the obligations of the Mortgagor under the Mortgage Loan, together with (A) if applicable, the originals or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator (which assignment may be included as part of an omnibus assignment covering other documents relating to the Mortgage Loan provided that such an omnibus assignment would be effective under applicable law);

     (xi) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage Loan (and each assignee of record prior to the Trustee) in and to the personalty of the mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the Seller (or its agent) at the time the Mortgage Files were delivered to the Trustee and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee;

     (xii) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage, Mortgage Note or other document or instrument referred to above was signed on behalf of the Mortgagor; and

     (xiii) if the Mortgagor has a leasehold interest in the related Mortgaged Property, the original ground lease or a copy thereof;

provided that whenever the term "Mortgage File" is used to refer to documents actually received by the Purchaser or the Trustee, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                                    EXHIBIT C

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                     REGARDING THE INDIVIDUAL MORTGAGE LOANS

     With respect to each Mortgage Loan, the Seller hereby represents and warrants, as of the date hereinbelow specified or, if no such date is specified, as of the Closing Date, that:

     (i) Ownership of Mortgage Loans. Immediately prior to the transfer thereof to the Purchaser, the Seller had good and marketable title to, and was the sole owner and holder of, such Mortgage Loan, free and clear of any and all liens, encumbrances and other interests on, in or to such Mortgage Loan (other than, in certain cases, the right of a subservicer to directly service such Mortgage
Loan). Such transfer validly assigns ownership of such Mortgage Loan to the Purchaser free and clear of any pledge, lien, encumbrance or security interest.

     (ii) Authority to Transfer Mortgage Loans. The Seller has full right and authority to sell, assign and transfer such Mortgage Loan. No provision of the Mortgage Note, Mortgage or other loan document relating to such Mortgage Loan prohibits or restricts the Seller's right to assign or transfer such Mortgage Loan.

     (iii) Mortgage Loan Schedule. The information pertaining to such Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct in all material respects as of the Cut- off Date.

     (iv) Payment Record. Such Mortgage Loan was not as of the Cut-off Date, and has not been during the twelve-month period prior thereto, 30 days or more delinquent in respect of any debt service payment required thereunder, without giving effect to any applicable grace period.

     (v) Lien Priority. The related Mortgage constitutes a valid first lien upon the related Mortgaged Property, including all buildings located thereon and all fixtures attached thereto, such lien being subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record, (C) exceptions and exclusions specifically referred to in the lender's title insurance policy issued or, as evidenced by a "marked-up" commitment, to be issued in respect of such Mortgage Loan, and (D) other matters to which like properties are commonly subject (the exceptions set forth in the foregoing clauses (A), (B), (C) and (D) collectively, "Permitted Encumbrances"). The Permitted Encumbrances do not materially interfere with the security intended to be provided by the related Mortgage, the current use or operation of the related Mortgaged Property or the current ability of the Mortgaged Property to generate net operating income sufficient to service the Mortgage Loan. If the Mortgaged Property is operated as a nursing facility, a hospitality property or a multifamily property, the Mortgage, together with any separate security agreement, similar agreement and UCC financing statement, if any, establishes and creates a first priority, perfected security interest, to the extent such security interest can be perfected by the recordation of a Mortgage and the filing of a UCC financing statement, in all personal property owned by the Mortgagor that is used in, and is reasonably necessary to, the operation of the related Mortgaged Property. There exists with respect to such Mortgaged Property an assignment of leases and rents provision, whether as part of the related Mortgage or as a separate document or instrument, which establishes and creates a first priority security interest in and to leases and rents arising in respect of the related Mortgaged Property, subject only to Permitted Encumbrances.

     (vi) Title Insurance. The lien of the related Mortgage is insured by an ALTA lender's title insurance policy ("Title Policy"), or its equivalent as adopted in the applicable jurisdiction, issued by a nationally recognized title insurance company, insuring the originator of such Mortgage Loan, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan after all advances of principal, subject only to Permitted Encumbrances (or, if a title insurance policy has not yet been issued in respect of the Mortgage Loan, a policy meeting the foregoing description is evidenced by a commitment for title insurance "marked-up" at the closing of such loan). Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and, to the Seller's knowledge, no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer that issued such Title Policy is qualified to do business in the state in which the related Mortgaged Property is located.

     (vii) No Waivers by Seller of Material Defaults. The Seller has not waived any material default, breach, violation or event of acceleration existing under the related Mortgage or Mortgage Note.

     (viii) No Offsets, Defenses or Counterclaims. There is no valid offset, defense or counterclaim to such Mortgage Loan.

     (ix) Condition of Property; Condemnation. Except as set forth in any engineering report prepared in connection with the origination of (or obtained in connection with or otherwise following the Seller's acquisition of) such Mortgage Loan, the related Mortgaged Property is, to the Seller's knowledge, free and clear of any damage that would materially and adversely affect its value as security for such Mortgage Loan. The Seller has no actual notice of the commencement of a proceeding for the condemnation of all or any material portion of the related Mortgaged Property.

     (x) Compliance with Usury Laws. Such Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

     (xi) Full Disbursement of Mortgage Loan Proceeds. The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder.

     (xii) Enforceability. The related Mortgage Note and Mortgage and all other documents and instruments evidencing, guaranteeing, insuring or otherwise securing such Mortgage Loan have been duly and properly executed by the parties thereto, and each is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws relating to or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

     (xiii) Insurance. All improvements upon the related Mortgaged Property are insured against loss by hazards of extended coverage in an amount (subject to a customary deductible) at least equal to the lesser of the outstanding principal balance of such Mortgage Loan and 100% of the full insurable replacement cost of the improvements located on such Mortgaged Property and the related hazard insurance policy contains appropriate endorsements to avoid the application of co-insurance and does not permit reduction in insurance proceeds for depreciation. If any portion of the related Mortgaged Property was, at the time of the origination of such Mortgage Loan, in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards, and flood insurance was available, a flood insurance policy meeting any requirements of the then current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan, (2) the full insurable value of such Mortgaged Property, (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended, and (4) 100% of the replacement cost of the improvements located on such Mortgaged Property. In addition, the Mortgage requires the Mortgagor to maintain in respect of the Mortgaged Property comprehensive general liability insurance in amounts generally required by commercial mortgage lenders, and at least six months rental or business interruption insurance, and all such insurance required by the Mortgage to be maintained is in full force and effect. Each such insurance policy requires prior notice to the holder of the Mortgage of termination or cancellation, and no such notice has been received, including any notice of nonpayment of premiums, that has not been cured.

     (xiv) Environmental Condition. The related Mortgaged Property was subject to one or more environmental site assessments (or an update of a previously conducted assessment), which was (were) performed on behalf of the Seller, or as to which the related report was delivered to the Seller in connection with its origination or acquisition of such Mortgage Loan; and the Seller, having made no independent inquiry other than reviewing the resulting report(s) and/or employing an environmental consultant to perform the assessment(s) referenced herein, has no knowledge of any material and adverse environmental conditions or circumstance affecting such Mortgaged Property that was not disclosed in the related report(s). The Seller has not taken any action with respect to such Mortgage Loan or the related Mortgaged Property that could subject the Purchaser, or its successors and assigns in respect of the Mortgage Loan, to any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other applicable federal, state or local environmental law, and the Seller has not received any actual notice of a material violation of CERCLA or any applicable federal, state or local environmental law with respect to the related Mortgaged Property that was not disclosed in the related report. The related Mortgage requires the Mortgagor to comply with all applicable federal, state and local environmental laws and regulations.

     (xv) No Cross-Collateralization with Other Mortgage Loans. Such Mortgage Loan is not cross-collateralized with any mortgage loan that will not be included in the Trust Fund.

     (xvi) Waivers and Modifications. The terms of the related Mortgage and the Mortgage Note have not been impaired, waived, altered or modified in any material respect, except as specifically set forth in the related Mortgage File.

     (xvii) Taxes and Assessments. There are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other similar outstanding charges affecting the related Mortgaged Property which are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest and/or penalties would be payable thereon.

     (xviii) Mortgagor's Interest in Mortgaged Property. The interest of the related Mortgagor in the related Mortgaged Property consists of a fee simple estate in real property.

     (xix)  Whole  Loan.   Each  Mortgage  Loan  is  a  whole  loan  and  not  a
participation interest.

     (xx) Valid Assignment. The assignment of the related Mortgage referred to in clause (iii) of Exhibit B constitutes the legal, valid and binding assignment of such Mortgage from the relevant assignor to the assignee, and the assignment of the related Assignment of Leases, if any, referred to in clause (v) of Exhibit B constitutes the legal, valid and binding assignment thereof from the relevant assignor to the Trustee.

     (xxi) Escrows. All escrow deposits relating to such Mortgage Loan that are, as of the Closing Date, required to be deposited with the mortgagee or its agent have been so deposited.

     (xxii) No Mechanics' or Materialmen's Liens. As of the date of origination of such Mortgage Loan and, to the actual knowledge of the Seller, as of the Closing Date, the related

Mortgaged Property was and is free and clear of any mechanics' and materialmen's liens or liens in the nature thereof which create a lien prior to that created by the related Mortgage.

     (xxiii) No Material Encroachments. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination of such Mortgage Loan), as of the date of such origination, no improvement that was included for the purpose of determining the appraised value of the related Mortgaged Property at the time of origination of such Mortgage Loan lay outside the boundaries and building restriction lines of such property to any material extent (unless affirmatively covered by the title insurance referred to in paragraph (vi) above), and no improvements on adjoining properties encroached upon such Mortgaged Property to any material extent. To the Seller's knowledge, based upon opinions of counsel and/or other due diligence customarily performed by commercial mortgage lenders, the improvements located on or forming part of such Mortgaged Property comply in all material respects with applicable zoning laws and ordinances (except to the extent that they may constitute legal non-conforming uses).

     (xxiv) Originator Authorized. To the extent required under applicable law as of the Closing Date, the originator of such Mortgage Loan was authorized to do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held the Mortgage Loan to the extent necessary to ensure the enforceability of such Mortgage Loan.

     (xxv) No Material Default. To the Seller's knowledge, there exists (A) no material default, breach or event of acceleration under the related Mortgage or Mortgage Note, and (B) no event (other than payments due but not yet delinquent) that, with the passage of time or with notice and the expiration of any grace or cure period, would constitute such a material default, breach or event of acceleration; provided, however, that this representation and warranty does not cover any default, breach or event of acceleration that specifically pertains to any matter otherwise covered or addressed by any other representation and warranty made by the Seller therein.

     (xxvi) Adjustable Mortgage Rate. If the Mortgage Loan has an adjustable Mortgage Rate, all of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the principal balance are enforceable such adjustments will not affect the priority of the lien of the related Mortgage, and all such adjustments and all calculations made before the Cut-off Date were made correctly and in full compliance with the terms of the related Mortgage and Mortgage Note.

     (xxvii) No Equity Participation or Contingent Interest. The Mortgage Loan contains no equity participation by the lender, and does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property, or for negative amortization.

     (xxviii) No Advances of Funds. No holder of the Mortgage Loan has, to the Seller's knowledge, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by the Mortgage Loan.

     (xxix) Licenses, Permits, Etc. To the Seller's knowledge, based on due diligence customarily performed in the origination of comparable mortgage loans by the Seller, as of the date of origination of the Mortgage Loan, the related Mortgagor was in possession of all material licenses, permits and authorizations required by applicable laws for the ownership and operation of the related Mortgaged Property as it was then operated.

     (xxx) Servicing. The servicing and collection practices used with respect to the Mortgage Loan have complied with applicable law in all material respects and are consistent with those employed by prudent servicers of comparable mortgage loans.

     (xxxi) Customary Remedies. The related Mortgage or Mortgage Note, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph (xii)) such as to render the rights and remedies of the holders thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

     (xxxii) Insurance and Condemnation Proceeds. The related Mortgage provides that insurance proceeds and condemnation proceeds will be applied either to restore or repair the Mortgaged Property, or to repay the principal of the Mortgage Loan or otherwise at the option of the holder of the Mortgage.

     (xxxiii) LTV. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (A) such Mortgage Loan is secured by an interest in real property having a fair market value (1) at the date the Mortgage Loan was originated at least equal to 80 percent of the original principal balance of the Mortgage Loan or (2) at the Closing Date at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (X) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (Y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (1) and (2) of this paragraph (xxx) shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans; or (B) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

     (xxxiv) LTV and Significant Modifications. If the Mortgage Loan was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under

Section 1001 of the Code, it either (A) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (B) satisfies the provisions of either clause (A)(1) of paragraph (xxxiii) (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (A)(2) of paragraph (xxxiii), including the proviso thereto.

     (xxxv) Nursing Home Regulation. If the Mortgaged Property is operated as a nursing home, to the Seller's knowledge (a) the related Mortgagor is in compliance in all material respects with all federal and state laws applicable to the use and operation of the related Mortgaged Property and (b) to the extent the Mortgaged Property participates in Medicare or Medicaid, the facility is in compliance in all material respects with the requirements for participating in such programs.

     (xxxvi) Litigation. To the Seller's actual knowledge, there are no pending actions, suits or proceedings by or before any court or governmental authority against or affecting the related Mortgagor or the related Mortgaged Property that, if determined adversely to such Mortgagor or Mortgaged Property, would materially and adversely affect the value of the Mortgaged Property or the ability of the Mortgagor to pay principal, interest or any other amounts due under such Mortgage Loan.

     (xxxvii) Leasehold Estate. Each Mortgaged Property consists of the related Mortgagor's fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"):

     (i) To the actual knowledge of the Seller, such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) permits the interest of the lessee thereunder to be encumbered by the related Mortgage; and
            there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

     (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

     (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor;

     (iv) Such Ground Lease is in full force and effect, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's actual knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;

     (v) Such Ground Lease, or an estoppel letter or other agreement, requires the lessor under such Ground Lease to give notice of any default by the lessee to the mortgagee, provided that the mortgagee has provided the lessor with notice of its lien in accordance with the provisions of such Ground Lease, and such Ground Lease, or an estoppel letter or other agreement, further provides that no notice of termination given under such Ground Lease is effective against the mortgagee unless a copy has been delivered to the mortgagee;

     (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

     (vii) Such Ground Lease has an original term (including any extension options set forth therein) which extends not less than ten years beyond the Stated Maturity Date of the related Mortgage Loan;

     (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds other than in respect of a total or substantially total loss or taking, will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

     (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed, as of the date of origination of the related Mortgage Loan, as commercially unreasonable by the Seller; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee, or in any manner, which would adversely affect the security provided by the related Mortgage

     (xxxviii) Deed of Trust. If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage.

     (xxxix) Lien Releases. Except in cases where either (a) a release of a portion of the Mortgaged Property was contemplated at origination of the Mortgage Loan and such portion was not considered material for purposes of underwriting the Mortgage Loan or (b) release is conditioned upon the satisfaction of certain underwriting and legal requirements and the payment of a release price, the related Mortgage Note or Mortgage does not require the holder thereof to release all or any portion of the Mortgaged Property from the lien of the related Mortgage except upon payment in full of all amounts due under such Mortgage Loan.

     (xl) Junior Liens. Except for those Mortgage Loans and the related Mortgaged Properties referred to in the paragraph immediately following these enumerated representations and warranties and for the two Mortgage Loans secured by Mortgaged Properties referred to as U-Haul Storage (S. Hulen) (Mortgage Loan No. 120) and U-Haul Storage (Pasadena) (Mortgage Loan No. 136), the Mortgage Loan does not permit the related Mortgaged Property to be encumbered by any lien junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar conditions specified therein.

     (xli) Mortgagor Bankruptcy. To the Seller's knowledge, the Mortgagor is not a debtor in any state or federal bankruptcy or insolvency proceeding.

     It is understood and agreed that the representations and warranties set forth in this Exhibit C shall survive delivery of the respective Mortgage Files to the Purchaser an/or the Trustee and shall inure to the benefit of the Purchaser, and its successors and assigns (including without limitation the Trustee and the holders of the Certificates), notwithstanding any restrictive or qualified endorsement or assignment. Notwithstanding anything to the contrary in the foregoing, the fact that the Mortgagors under the Mortgage Loans secured by properties referred to as Golden State -- Riverdale (Mortgage Loan No. 17), Golden State -- Glenoaks Convalescent Hospital (Mortgage Loan No. 16), Golden
State -- Sylmar Health & Rehabilitation Center (Mortgage Loan No. 18), Golden State -- Westlake Convalescent Hospital (Mortgage Loan No. 19), Westwood Hills Health Care Center (Mortgage Loan No. 64) and Brentwood Place (Mortgage Loan No.
60) are permitted to engage, and do engage, in borrowings secured by their accounts receivables shall not constitute a breach of any of the foregoing representations and warranties.

                                   EXHIBIT D-1

                      FORM OF CERTIFICATE OF AN OFFICER OF
                                   THE SELLER

                        CERTIFICATE OF OFFICER OF SELLER

     I,   _______________,   a[n]  [Assistant]   [Secretary]  of  ContiFinancial
Corporation, Managing Member of ContiTrade Services L.L.C. (the "Seller"), hereby certify as follows:

     The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

     Attached hereto as Exhibit I are true, correct and complete copies of the Certificate of Formation and Limited Liability Company Agreement of the Seller, which Certificate of Formation and Limited Liability Company Agreement are on the date hereof, and have been at all times, in full force and effect.

     To the best of my knowledge, no proceedings looking toward liquidation or dissolution of the Seller are pending or contemplated.

     Each person listed below is and has been the duly elected or appointed, as the case may be, and qualified officer, representative or authorized signatory of the Seller and his genuine signature is set forth opposite his name:

     NAME                       OFFICE                       SIGNATURE

     _________________          Authorized Signatory         __________________

     _________________          Authorized Signatory         __________________

     Each person listed above who signed, either manually or by facsimile signature, the Purchase Agreement dated as of March __, 1997 (the "Purchase Agreement"), between Morgan Stanley Capital I Inc. and the Seller, and any other document or certificate delivered by or on behalf of the Seller on or before the date hereof in connection with the transactions contemplated by the Purchase
Agreement, was, at the respective times of such signing and delivery, duly authorized or appointed to execute such documents in such capacity, and the signatures of such persons or facsimiles thereof appearing on such documents are their genuine signatures.

                                      D1-1

     Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of March , 1997.



                            By:  ____________________________________________
                                 Name:
                                 Title:[Assistant] Secretary of ContiFinancial
                                       Corporation Managing Member of ContiTrade
                                       Services L.L.C.



     I, ________________, an Authorized Signatory, hereby certify that ________________ is a duly elected or appointed, as the case may be, qualified and acting [Assistant] Secretary of ContiFinancial Corporation, Managing Member of the Seller, and that the signature appearing above is his/her genuine signature.

     IN WITNESS WHEREOF, the undersigned has executed this certificate as of March __, 1997.



                                        By:  _____________________________
                                             Name:
                                             Title:

                                      D1-2

                                   EXHIBIT D-2

                        FORM OF CERTIFICATE OF THE SELLER

                              CERTIFICATE OF SELLER

     In connection with the execution and delivery by ContiTrade Services L.L.C. (the "Seller") of, and the consummation of the transaction contemplated by, that certain Mortgage Loan Purchase Agreement, dated as of March ___, 1997 (the "Purchase Agreement"), between Morgan Stanley Capital I Inc. and the Seller, the Seller hereby certifies that (i) the representations and warranties of the Seller in the Purchase Agreement are true and correct in all material respects at and as of the date hereof with the same effect as if made on the date hereof, and (ii) the Seller has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof. Capitalized terms not otherwise defined herein have the meanings assigned to them in the Purchase Agreement.

     Certified this ___ day of March 1997.

                                        CONTITRADE SERVICES L.L.C.



                                        By:  _____________________________
                                             Name:
                                             Title:  Authorized Signatory

                                      D2-1

                                   EXHIBIT D-3

                    FORM OF OPINION OF COUNSEL TO THE SELLER


                                                              March  __ , 1997


Morgan Stanley Capital I Inc.
Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036-8293


            Re: Mortgage Loan Purchase Agreement, dated as of March __, 1997, between ContiTrade Services L.L.C. and Morgan Stanley Capital I Inc.

Ladies and Gentlemen:

     This opinion is being provided to you by the undersigned, as counsel of ContiTrade Services L.L.C. (the "Seller"), pursuant to Section 8(e) of the Mortgage Loan Purchase Agreement, dated as of March ___, 1997 (the "Purchase Agreement"), between Morgan Stanley Capital I Inc. (the "Purchaser") and the Seller, relating to the sale by the Seller of certain mortgage loans (the "Mortgage Loans"). Capitalized terms not otherwise defined herein have the meanings set assigned to them in the Purchase Agreement

     I (or attorneys under my supervision) have examined originals or copies, certified or otherwise identified to my satisfaction, of such corporate records of the Seller, certificates of public officials, officers of the Seller and other persons and other documents, agreements and instruments and have made such other investigations as I have deemed necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, I am of the opinion that:

     1. The Seller is duly organized, validly existing and in good standing as a limited liability company under the laws of Delaware, with full power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of the Purchase Agreement.

                                      D3-1

     2. The Purchase Agreement has been duly authorized, executed and delivered by the Seller and, upon due authorization, execution and delivery by the Purchaser, will constitute a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by (a) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws relating to or affecting the enforcement of creditors rights generally, (b) general principles of equity, whether enforcement is sought in a proceeding in equity or at law, and (c) public policy considerations underlying the securities laws, to the extent such public policy considerations limit the enforceability of the provisions of such agreement that purport to provide indemnification from securities law liabilities.

     3. No consent, approval, authorization or order of any court, governmental agency or body is required in connection with the execution, delivery and performance by the Seller of the Purchase
          Agreement, except for those consents, approvals, authorizations or orders that previously have been obtained.

     4. The transfer of the Mortgage Loans as provided in the Purchase Agreement and the fulfillment of the terms of the Purchase Agreement will not conflict with or result in a violation of the Certificate of Formation or Limited Liability Company Agreement of the Seller, any law, rule or regulation applicable to the Seller or its property, or any agreement or instrument, order, writ, judgment or decree to which the Seller is a party or is subject.

     5.   To the best of my  knowledge,  there  are no  actions  or  proceedings against the Seller pending (with regard to which the Seller has received service of process ) or overtly threatened in a writing received by me, before any court, governmental agency or arbitrator which affect the enforceability of the Purchase Agreement, or which would draw into question the validity of the Purchase Agreement or any action taken or to be taken in connection with the Seller's obligations contemplated therein, or which would materially impair the Seller's ability to perform under the terms of the Purchase Agreement.

     6. Nothing has come to our attention that would lead us to believe that, insofar as it relates to the characteristics of the Mortgage Loans, the real properties that secure such or the related borrowers or relates to the description of the Seller, the Prospectus (other than any accounting, financial or statistical information included therein, as to which no opinion is expressed), at the date of the Prospectus Supplement or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state

                                      D3-2
          a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The opinions expressed herein are limited to the laws of the State of New York, the federal law of the United States and the Limited Liability Company Act of the State of Delaware.

     This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon without our express written consent.

                                        Very truly yours,

                                      D3-3

                                    EXHIBIT E

                           FORM OF GUARANTY AGREEMENT


================================================================================





                           CONTIFINANCIAL CORPORATION
                                    Guarantor


                                   in favor of


                          MORGAN STANLEY CAPITAL I INC.
                               AND CERTAIN OTHERS




                         ------------------------------

                               GUARANTY AGREEMENT

                           Dated as of March 20, 1997

                         ------------------------------







================================================================================

     Guaranty Agreement (the "Agreement"), dated as of March 20, 1997, from ContiFinancial Corporation (the "Guarantor") in favor of Morgan Stanley Capital I Inc. (the "Depositor") and all additional persons and entities (the "Other Beneficiaries" and, collectively with the Depositor, the "Beneficiaries") entitled to indemnification under Section 9 of the Mortgage Loan Purchase Agreement dated as of even date herewith (the Purchase Agreement), between ContiTrade Services L.L.C. (the "Seller") and the Depositor.

     The Depositor requires, as an inducement and a condition precedent to its entering into the Purchase Agreement with the Seller, that the Guarantor guarantees certain obligations of the Seller under the Purchase Agreement. The Guarantor desires that the Depositor enter into the Purchase Agreement and is willing to enter into this Agreement in order to induce the Depositor to do so. The Guarantor is a corporation affiliated with the Seller. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

     Now, therefore, in consideration of the premises and the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees as follows:

                                    ARTICLE I
                             GUARANTEED OBLIGATIONS

     Section 1.1 Obligations Guaranteed. The Guarantor hereby guarantees to the Depositor and the Other Beneficiaries (a) the timely purchase or replacement of any Mortgage Loans which the Seller is obligated to repurchase or replace pursuant to Section 6 of the Purchase Agreement and fails to do so in accordance therewith, (b) the due and punctual payment, observance and performance of any and all of the obligations of the Seller pursuant to Section 9 of the Purchase Agreement, if the Seller fails to pay or perform as required thereunder (the obligations specified in this clause (b) and the preceding clause (a), as such may be amended or modified from time to time with the written consent of the Guarantor, collectively, the "Seller Obligations"), and (c) the timely payment of costs, expenses (including, without limitation, expenses of enforcement) and liabilities resulting from the failure of the Seller to satisfy any Seller Obligation in accordance with the Purchase Agreement; provided that, notwithstanding anything herein to the contrary, in no event shall the Guarantor guaranty or otherwise be responsible for any Seller Obligation to the extent (but only to the extent) that such Seller Obligation has been amended, rescinded, waived, modified or in any way altered without the written consent of the Guarantor. It is herein acknowledged that no Seller Obligation may be amended, rescinded, waived, modified or in any way altered except by writing signed by the Depositor and the Seller.

     Section 1.2 Nature of the Guaranteed Obligations. (a) The Guarantor further agrees that this Agreement constitutes an absolute, unconditional, irrevocable, present and continuing guaranty of performance and payment and not of collection. The Guarantor's obligations hereunder (the "Guaranty Obligations") are primary, direct, unconditional and completely independent of the obligations of any other person or entity, and are primary direct obligations of the Guarantor to the Depositor and the Other Beneficiaries.

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

     (b) If any payment by the Seller to any person or entity under any of the Seller Obligations is rescinded or must be returned by such person or entity for any reason (including, without limitation, the entry of an order under any present or future federal or state bankruptcy, insolvency or similar law) the Guaranty Obligations of the Guarantor hereunder shall be reinstated with respect to such payment.

     (c) None of the Beneficiaries shall have a duty to advise the Guarantor of information known to it regarding such condition or any such circumstances.

     (d) The Guaranty Obligations shall remain in full force and effect until both (i) satisfaction or performance thereof in full and (ii) the obligations of the Seller under the Purchase Agreement are paid, observed, performed and satisfied in full. The Guarantor guarantees and agrees that the Seller Obligations will be satisfied in accordance with the terms thereof, subject to the proviso to Section 1.1. The liability of the Guarantor under this Agreement shall be absolute, unconditional and irrevocable irrespective of:

          (i) any lack of validity, legality or enforceability of the Purchase Agreement.

          (ii) the failure of any Beneficiary (i) to assert any claim or demand not expressly required under the terms of the Purchase Agreement or to enforce any right or remedy against the Seller under the Purchase Agreement, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any of the Seller Obligations;

          (iii) subject to the proviso to Section 1.1, any reduction, limitation, impairment or termination of any of the obligations of the Seller under the Purchase Agreement for any reason, including any claim of waiver, release, surrender, alteration or compromise by reason of the invalidity, illegality, non-genuineness, irregularity, compromise or unenforceability of, or any other event or occurrence affecting, such obligations, except as expressly set forth in the Purchase Agreement;

          (iv) subject to the proviso to Section 1.1, any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of the Purchase Agreement; and

          (v) any other circumstance which might otherwise constitute a defense to or a discharge of the Seller of its obligations under the Purchase Agreement based upon the bankruptcy or insolvency of the Seller.

provided that, notwithstanding anything to the contrary contained herein, the Guarantor shall not be required to make a payment hereunder pursuant to the Guaranty Obligations to the extent that there exists a valid defense, set-off, discharge, right of release or equitable right of limitation or liability under the Purchase Agreement to which the Seller is rightfully entitled and that does not arise out of the bankruptcy or insolvency of the Seller.

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

     Section 1.3 Certain Waivers of the Guarantor. The Guarantor hereby waives:

          (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Seller Obligations and this Agreement, except notices to the Guarantor specifically provided in this Agreement, and

          (b) any requirement that the Depositor or any Other Beneficiary secure, perfect or insure any security interest or exhaust any right or take any action against the Guarantor, the Seller or any other person or entity (including, without limitation, any other obligor or guarantor) or any collateral securing the Seller Obligations.

     Section 1.4 Remedies and Waivers. No remedy herein conferred upon or reserved to any Beneficiary is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No waiver of any of the provisions of this Agreement shall: (a) be valid unless evidenced by a writing executed by each party (whether the Guarantor or a Beneficiary) to be bound thereby, (b) constitute or be deemed to constitute a waiver of any other provision of this Agreement or any provisions of the Purchase Agreement (whether or not similar), or (c) constitute or be deemed to constitute a continuing waiver unless otherwise expressly provided. No delay on the part of any Beneficiary in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other right or remedy. No notice to or demand on the Guarantor in any case shall entitle it to any other or further notice or demand in the same or similar circumstances except to the extent expressly required by the Purchase Agreement.

     Section 1.5 No Set-off by Guarantor. No set-off, abatement, recoupment, counterclaim, reduction or diminution of a Guaranty Obligation, or any defense of any kind or nature which the Guarantor has or may have with respect to a Guaranty Obligation (other than the complete fulfillment, performance or satisfaction of such Guaranty Obligation) shall be available hereunder to the Guarantor against the Depositor or any Other Beneficiary; provided, however, that the Guarantor shall be entitled to, except to the extent it arises out of the bankruptcy or insolvency of the Seller, any right of set-off, abatement, recoupment, counterclaim, reduction or diminution of any Seller Obligation, or any equitable defense of any kind or nature to which the Seller is entitled with respect to any Seller Obligation.

     Section 1.6 Binding Nature of Certain Adjudications. The Guarantor shall be conclusively bound by the final non-appealable adjudication in any action or proceeding, legal or otherwise, involving any controversy arising under, in connection with, or in any way relating to, any of the Seller Obligations, and by a final judgment, award or decree entered therein, provided, in any case, that the Guarantor shall have had the right, or shall have been given the opportunity, to participate in such action or proceeding and shall have been given written notice of such action or proceeding in time to exercise such right or avail itself of such opportunity.

     Section 1.7 Costs. The Guarantor agrees to indemnify the Depositor and each of the Other Beneficiaries for, and shall pay, all costs, expenses and fees, including all reasonable attorneys' fees and expenses, which may be incurred by any Beneficiary in enforcing or attempting to enforce a valid claim under this Agreement following any default on the part of the Guarantor hereunder, whether the same shall be enforced by suit or otherwise.

     Section 1.8 Interest. If the Guarantor shall fail to make in immediately available funds any payment required to be made hereunder when due, the Guarantor shall pay interest on the amount of such payment from and including the date due to the date of payment at an annual rate equal to two percentage points above the "Federal funds effective rate" as published on Reuters Screen 118, as such "Federal funds effective rate" may change from time to time.

                                   ARTICLE II
                 REPRESENTATIONS AND WARRANTIES OF THE GUARANTOR

     Section 2.1 Representations and Warranties of the Guarantor. The Guarantor represents and warrants that:

     (a) The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Guarantor has the full power and authority, corporate or otherwise, to guaranty the Seller Obligations and has the power, authority, franchises and licenses (i) to own its properties and assets and to carry on and conduct its business and (ii) to execute, enter into and deliver this Agreement and to perform all of its obligations hereunder. The execution, delivery and performance of this Agreement by the Guarantor have been duly authorized by all necessary corporate, shareholder or other action, and this Agreement has been duly and validly executed and delivered by the Guarantor and is legal, valid and binding on and enforceable against the Guarantor in accordance with its terms except as such enforceability may be subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity. Any requisite consents of third parties to the execution and delivery of this Agreement and the performance of the obligations or transactions contemplated hereby have been obtained.

     (b) Neither the execution or delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with or performance of the terms and conditions of this Agreement by the Guarantor is prevented by, limited by, conflicts with or will result in a breach or violation of or a default under the terms, conditions or provisions of (i) its certificate of incorporation or by-laws, (ii) any material mortgage, security agreement, indenture, loan agreement or other agreement or instrument to which the Guarantor is a party or by which it is bound or (iii) any provision of law, any order of any court or administrative agency or any rule or regulation applicable to the Guarantor or its business. As of the date hereof, the Guarantor is not in default under or in violation of any of its material obligations under any material contract, agreement or undertaking to which it is a party or by which it is bound.

     (c) As of the date hereof, there is no action, proceeding or investigation pending with regard to which the Guarantor has received service of process or, to the Guarantor's knowledge, threatened against the Guarantor before any court or administrative agency that, in the reasonable and good faith judgment of the Guarantor, may (i) materially and adversely affect the ability of the Guarantor to perform its obligations under this Agreement, (ii) result in any material adverse change in the business, properties, assets or financial condition of the Guarantor, or
(iii) adversely affect the enforceability of this Agreement.

     (d) As of the date hereof, the Guarantor is the owner, directly or indirectly, of 100% of the issued and outstanding membership interests of the Seller.


                                   ARTICLE III
                                  MISCELLANEOUS

     Section 3.1 Obligations Arise on Delivery of the Mortgage Loans. The Guaranty Obligations hereunder shall arise absolutely and unconditionally effective as of the Closing Date or, insofar as the Guaranty Obligations relate to Section 9 of the Purchase Agreement, effective as of the date hereof.

     Section 3.2 Survival. All warranties, representations, covenants and obligations made by the Guarantor herein shall be deemed to have been relied upon by the Depositor and shall survive the delivery to the Beneficiaries of this Agreement, regardless of any investigations made by or on behalf of any Beneficiary, until such time as the Seller Obligations shall have been discharged pursuant to the Purchase Agreement and the Guaranty Obligations shall have been discharged pursuant to this Agreement.

     Section 3.3 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Guarantor, the Depositor and the Other Beneficiaries and upon the respective successors, assigns, estates, heirs, executors and administrators of the Guarantor, the Depositor and the Other Beneficiaries; provided, however, that, except as contemplated by the next two sentences, (a) the Guarantor may not assign or delegate any of its obligations hereunder without the prior written consent of the Depositor and each Other Beneficiary, or their respective successors and assigns, which consent shall not be unreasonably withheld so long as (i) the then current net worth of the assignee is no less than the then current net worth of the Guarantor and (ii) the assignee makes the representations and warranties set forth in Sections 2.1(a), (b) and (c) (with such reasonable modifications as the circumstances require, none of which modifications materially and adversely affect the Beneficiaries), and (b) each Beneficiary shall be entitled to assign its respective rights hereunder only to an affiliate. If the Depositor assigns to any party any of its rights under the Purchase Agreement in respect of any Seller Obligations in accordance with the Purchase Agreement, it may also assign to the same party its rights hereunder in respect of the corresponding Guaranty Obligations. In addition, any entity into which the Guarantor or any Beneficiary may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Guarantor or any Beneficiary is a party, or any person succeeding to all or substantially all of the business of the Guarantor or any Beneficiary, shall be the successor hereunder to the Guarantor or such Beneficiary, as the case may be.

     Section 3.4 Notices. All notices, certificates, demands or other communications hereunder shall be sufficiently given and shall be deemed given when mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                    (a)  If to the Guarantor:

                         ContiFinancial Corporation
                         277 Park Avenue
                         New York, New York 10172
                         Attention: Chief Counsel

                    (b)  If to the Depositor:

                         Morgan Stanley Capital I Inc.
                         1585 Broadway
                         New York, New York 10036
                         Attention: Russell Rahbany

     The Guarantor and the Depositor each may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates, demands or communications shall be sent.

     Section  3.5  Entire  Agreement.  This  Agreement  constitutes  the  entire agreement and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to the subject matter hereof except as specifically set forth or incorporated herein.

     Section 3.6 Amendments, Changes and Modifications. No term or provision of this Agreement may be amended, waived, changed, modified, altered, released or terminated in any manner unless such amendment, waiver, change, modification, alteration release or termination is in writing and signed by the party (whether the Guarantor or a Beneficiary) against whom such amendment, waiver, change, modification, alteration, release or termination is sought to be enforced.

     Section 3.7 Severability. The invalidity or unenforceability of any one or more phrases, sentences, paragraphs or Sections in this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.

     Section 3.8 Governing Law. This Agreement and the rights, duties, obligations and responsibilities of the Guarantor shall be governed in accordance with the internal laws and decisions of the State of New York. The Guarantor and the Beneficiaries intend that the provisions of Section 5-1401 of the New York General Obligations Law shall apply to this Agreement.

     Section 3.9 Headings; Interpretation. Section and paragraph headings are not to be considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the contents thereof. Sections and paragraphs mentioned by number only are the respective sections and paragraphs of this Agreement. The use of the terms "herein", "hereunder", "hereof", and like terms shall be deemed to refer to this entire Agreement and not merely to the particular provision in which the term is contained, unless the context clearly indicates otherwise.

     IN WITNESS WHEREOF, the Guarantor has caused this Agreement to be duly executed and delivered, all as of the date first above written.

                                        CONTIFINANCIAL CORPORATION


                                        By:  __________________________________
                                             Name:
                                             Title:


                                        By:  __________________________________
                                             Name:
                                             Title:

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